SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2015

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Awards to Certain Executive Officers

On April 7, 2015, the Compensation Committee and the Board of Directors of the Company approved the grant of stock awards to Mr. Abramson and Mr. Rosenblatt pursuant to the Universal Display Corporation Equity Compensation Plan.  For each of Mr. Abramson and Mr. Rosenblatt, the award relates to 250,000 shares of common stock of the Company.

Each award will vest ratably over a five-year period beginning on the first anniversary of the date of grant, subject to the grantee’s continued employment with the Company through the applicable vesting date.  The awards are subject to accelerated vesting in the event of a change in control of the Company.  The grantee is required to retain the shares for one year after vesting, except in the event of his death or a change in control of the Company.  The stock award agreements contain “clawback” provisions that require forfeiture of the shares awarded, whether or not vested, on request of the Compensation Committee under specified circumstances during the one-year retention period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

	By:	/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

Dated: April 9, 2015